Exhibit 10.23

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 6, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation with its chief executive office located at 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142(“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 28, 2012, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 28, 2012, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new subsection to the definition of “Permitted Indebtedness” appearing in Section 13.1 thereof:

“(h) reimbursement obligations owed to AMEX with respect to credit card services in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000.00);”

2	The Loan Agreement shall be amended by inserting the following new subsection to the definition of “Permitted Liens” appearing in Section 13.1 thereof:

“(j) Liens on cash deposits securing the obligations of Borrower in connection with the Indebtedness described in subsection (h) of the definition of Permitted Indebtedness, provided that the aggregate amount of cash deposits subject to such Liens shall not exceed Three Hundred Thousand Dollars ($300,000.00);”

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower will provide Bank with any material updates to that certain Perfection Certificate dated as of March 28, 2012 between Borrower and Bank by January 5, 2013.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

AEGERION PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Mark J. Fitzpatrick	By:	/s/ Clark Hayes

Name:	Mark J. Fitzpatrick	Name:	Clark Hayes

Title:	CFO	Title:	VP Lending

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